1St Genx, Inc.
                              101-565 Bernard Ave.
                               Kelowna, BC V1Y8R4


                                   RESOLUTION


     IT IS HEREBY RESOLVED, that the existing 49,560,817 shares of common stock, par value $.001, be reversed spilt on a one for four (1:4) basis, reducing the outstanding common to 12,390,204. The authorized capital of 200,000,000 shares of common stock at $.001 will remain the same.

     The corporate secretary will advise the shareholders to send their stock into the transfer agent, who will issue a new certificate at no charge. The effective date of the reverse merger split will be thirty days from the date of this resolution.

     The corporate secretary will further notify the transfer agent and file the appropriate papers (with the NASD and Cusip).


                                         By Order of the Board of Directors



Dated May 10, 2001                       /S/ Marilyn Markus
                                         Secretary